Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of Huntington Bancshares Incorporated and its subsidiaries of our report dated February 14, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Huntington Bancshares Incorporated and its subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
October 20, 2025